Exhibit 10.8



                                  SAUCONY, INC.
                             Severance Benefit Plan

Section I:        Establishment and Purpose of Plan

The Saucony, Inc. (the "Company") Executive Severance Benefit Plan ("Plan") is hereby established to provide severance benefits to those Company executives designated as Participants under the Plan by the Company's Board of Directors (the "Board") or the Compensation Committee thereof (the "Participants"), who are terminated on or after July 30, 2004 and prior to the termination of this Plan ("Covered Period"). The Plan is intended to be a welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Section II:       Eligibility for Severance

A Participant who is terminated during the Covered Period without Cause (as defined below) is eligible to receive a severance payment as described in
Section III below (the "Severance Payment"), except as otherwise provided below. A Participant shall not be eligible to receive the Severance Payment if he/she:
(1) voluntarily terminates his/her employment prior to a "Change in Control" (as defined below); (2) voluntarily terminates his/her employment from and after a Change in Control without "Good Reason" (as defined below); (3) retires; (4) refuses to accept other "Suitable Employment" (as defined below) that is offered by the Company (or the Company's successor or acquirer); (5) is terminated for "Cause" (as defined below) or (6) voluntarily terminates employment by declining an offer of employment with an acquirer of the business or assets of the Company.

For the purpose of this Plan:

    "Cause" means:

     (a) in the case of the termination of a Participant prior to a Change in Control, (i) the Participant's willful misconduct in connection with his/her employment or the Participant's failure to perform his/her employment responsibilities in a manner satisfactory to the Board, including, without limitation, breach by the Participant of any provision of any retention or similar agreement between him/her and the Company, in each case as determined by the Board, in its sole discretion, which determination shall be conclusive or (ii) the Participant's conviction of, or entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony; and

     (b) in the case of the termination after a Change in Control, (i) the Participant's willful misconduct in connection with his/her employment or the Participant's material failure to perform his/her responsibilities, which is not cured after notice and a reasonable opportunity (not to exceed 20 days) to cure, or (ii) the Participant's conviction of, or his/her entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony.

If the Participant resigns prior to a Change in Control and within 30 days thereafter (and in any event prior to a Change in Control) the Company determines that the Participant's conduct prior to his/her resignation warranted a discharge for Cause, such resignation shall be deemed a discharge for Cause.

"Change in Control" means the acquisition by any person, corporation or other entity (other than an Exempt Person (as defined below)) of beneficial ownership of capital stock of the Company representing a greater than 66.67% interest in the shares of the Company's capital stock entitled to vote generally in the election of directors, by means of stock purchase, merger or other business combination (other than a merger or other business combination with the primary purpose of changing the Company's jurisdiction of organization or a reorganization or restructuring with the primary purpose of implementing a holding company or other structure); provided, that, such an acquisition of beneficial ownership of capital stock of the Company by the resulting, surviving or acquiring person, corporation or other entity in a merger or other business combination with the Company (or an affiliate of such a resulting, surviving or acquiring person, corporation or other entity) pursuant to which the stockholders of the Company immediately prior to such merger or other business combination beneficially own at least a majority of the capital stock of such resulting, surviving or acquiring person, corporation or other entity (or an affiliate of such resulting, surviving or acquiring person, corporation or other entity) immediately following such merger or business combination shall not be deemed to be a Change in Control.

"Exempt Person" means John H. Fisher, Charles A. Gottesman or Merrill F. Gottesman (each, a "Significant Stockholder") or any ancestor, descendent, spouse, sibling or spouse of a sibling of a Significant Stockholder or any entity affiliated with any Significant Stockholder.

"Good Reason" means (i) a reduction in the Participant's annual base salary as in effect on the date the Company completed the relevant Change in Control, (ii) a change in the location at which the Participant performs his/her principal duties for the Company to a new location more than 30 miles from the location at which the Participant performed his/her principal duties for the Company on the date the Company completed the relevant Change in Control or (iii) a significant diminution of the Participant's overall authority or responsibilities from those customarily assigned to a vice president of the Company. Notwithstanding the occurrence of any event described in clauses (i), (ii) or (iii) of the immediately preceding sentence, such occurrence shall not be deemed to constitute Good Reason if, within 20 days of the Participant's written notice to the Company describing in reasonable detail the occurrence of such event (the "Good Reason Notice"), such event has been corrected (and any termination of the Participant's employment for Good Reason based upon the occurrence of such event shall not be effective until the date 21 days after your delivery to the Company of the Good Reason Notice).

"Suitable Employment" means any position of a comparable or higher base salary that is located within 30 miles of the facility where the employee performed his/her principal duties for the Company immediately prior to termination.

Section III:      Severance Payment

Subject to the  condition  of execution  of a Severance  Agreement  described in
Section IV below, the Severance Payment made to eligible Participants who are terminated by the Company without Cause shall constitute an amount equivalent to one (1) month of the Participant's annual base salary as of the termination date for every complete continuous year of full-time employment service by such Participant at the Company prior to such termination, up to a maximum of six (6) months of severance pay. The Severance Payment shall be less applicable taxes and withholdings and shall be paid in a lump sum within seven (7) business days of the date on which by its terms the Severance Agreement becomes a binding agreement between the Company and the Participant.

Section IV:       Severance Agreement and Release

As a condition of receipt of a Severance Payment under the Plan, a Participant shall be required to timely sign and return a severance agreement and release in a form prepared by and satisfactory to, the Company (the "Severance Agreement") and to abide by the provisions of the Severance Agreement. Among other things, the Severance Agreement shall contain a release and waiver of any claims the employee or his/her representatives may have against the Company, its successors, affiliates and/or representatives, and shall release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims. Participants are entitled and advised to consult an attorney of their own choosing prior to signing the Severance Agreement.

The Severance  Agreement must be signed and returned to the Company within seven
(7) days from the date it is received (at which time it shall become a binding and irrevocable agreement between the Participant and the Company), except as otherwise provided below. Exceptions to this requirement are:

A. Participants 40 or older on the date they receive the Severance Agreement and who are terminated pursuant to a group layoff shall have forty-five
     (45) days to review, sign and return the Severance Agreement.

B. Participants 40 or older on the date they receive the Severance Agreement and who are not terminated pursuant to a group layoff shall have twenty-one
     (21) days to review, sign and return the Severance Agreement.

C. In addition, all Participants 40 or older on the date they receive the Severance Agreement shall have seven (7) days to revoke the Severance Agreement after they sign it. If the Participant does not revoke the Severance Agreement within seven (7) days of signing it, the Severance Agreement shall become a binding and irrevocable agreement between the Participant and the Company. Revocations must be in writing and delivered to the Plan Administrator at:

                                    Saucony, Inc.
                                    13 Centennial Drive
                                    Peabody, Massachusetts 01960

Section V:        Plan Administration

1. Plan Administrator. The Plan shall be administered by the Company. The Plan Administrator shall be one or more individuals appointed by the Company or, if no individual is so appointed, the Company shall be the Plan Administrator. The general administration of the Plan and the responsibility for carrying out its provisions shall be vested in the Plan Administrator. The Plan Administrator shall be the "administrator" within the meaning of Section 3(16) of ERISA and shall have all the responsibilities and duties contained therein.

          The Plan Administrator can be contacted at the following address:

                  Saucony, Inc.
                  13 Centennial Drive
                  Peabody, Massachusetts 01960

2. Decisions, Powers and Duties. The Plan Administrator's decisions and determinations (including determinations of the meaning and reference of terms used in the Plan) that are not arbitrary and capricious shall be binding on all persons. The Plan Administrator shall be the Named Fiduciary for purposes of ERISA.

     The Plan Administrator shall have such powers and discretion as are necessary to discharge its duties, including, but not limited to, interpretation and construction of the Plan, the determination of all questions of eligibility, participation and benefits and all other related or incidental matters, and such duties and powers of plan administration which are not assumed from time to time by any other appropriate entity, individual or institution. The Plan Administrator shall decide all such questions in its discretion and in accordance with the terms of the controlling legal documents and applicable law, and its good faith decision will be binding on the Participant, the Participant's spouse or other dependent or beneficiary and all other interested parties.

     The Plan Administrator shall discharge its duties with respect to the Plan solely in the interest of the participants and their beneficiaries, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like objectives.

     The  Plan   Administrator  may  adopt  rules  and  regulations  of  uniform applicability in its interpretation and implementation of the Plan.

3.   Proof  of  Information.  The  Plan  Administrator  may  require  that  each
     Participant or other person submit, in such form as it shall deem reasonable and acceptable, proof of any information which the Plan Administrator finds necessary or desirable for the proper administration of the Plan.

4. Records and Disclosures. The Plan Administrator shall maintain such records as are necessary to carry out the provisions of the Plan. The Plan Administrator also shall make all disclosures which are required by ERISA and any subsequent amendments thereto.

5. Mistakes. If there has been a mistake in the amount of a Participant's benefits paid under the Plan, the mistake may be corrected by the Plan Administrator or its designee when the mistake is discovered. The mistake may be corrected in any reasonable manner authorized by the Plan Administrator (e.g., by offset against payments remaining to be paid or by payments between the Participant and the Company). In appropriate circumstances (e.g., where a mistake is not timely discovered), the Plan Administrator may waive the making of any correction.

6. Expenses. All costs and expenses incurred by the Company in administering the Plan, including the expenses of the Plan Administrator, shall be borne by the Company.

7. Indemnification. To the extent permitted by law, the Plan Administrator and all employees, officers, directors, agents and representatives of the Plan Administrator shall be indemnified by the Company and held harmless against any claims and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan except to the extent that such claims arise from gross negligence, willful neglect, or willful misconduct.

8. Integration with Statutory Pay or Benefits Requirements. To the extent that any federal, state or local law, including, without limitation, so-called "plant closing" laws, requires the Company to give advance notice or make a payment of any kind to an employee because of that employee's involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, or similar event, the benefits provided under this Plan or the other arrangement shall either be reduced or eliminated to avoid any duplication of payment. The Company intends for the benefits provided under this Plan to satisfy any and all statutory obligations which may arise out of an employee's involuntary termination for the foregoing reasons and the Plan Administrator shall so construe and implement the terms of the Plan. The Plan Administrator will determine how to apply this provision, and may override other provisions of this Plan in doing so.

9. Plan Name and Type. The name of the severance program is the Saucony, Inc. Executive Severance Benefit Plan. The program is intended to constitute an "Employee Welfare Benefits Plan" under Department of Labor Regulation
     Section 2510.3-2(b) and other applicable regulations and statutes. Accordingly, benefits hereunder shall not be contingent on retirement, shall not exceed twice the annual compensation of the employee participating in the Plan, and shall be completed within twenty-four (24) months of termination of employment. The program shall be construed and interpreted in a manner consistent with the foregoing intent.

10. Funding. Benefits shall be paid from the general assets of the Company and shall not be funded by trust or otherwise. Nothing herein shall be deemed to create a trust of any kind.

11. Duration of Plan. The Plan shall continue in force until all benefits are paid.

12.  Name and Address of Employer. The Plan is sponsored by:

                  Saucony, Inc.
                  13 Centennial Drive
                  Peabody, Massachusetts 01960

13. Claims Procedure. Any Participant who believes he or she is entitled to severance benefits under the Plan which are not being paid may submit a written claim for payment to the Plan Administrator. Any Participant otherwise entitled to benefits under this Plan must make such claim within sixty (60) days of termination of employment in order to be eligible for benefits. Any claim for benefits shall be in writing, addressed to the Plan Administrator and must be sufficient to notify the Plan Administrator of the benefit claimed. If the claim of a Participant is denied, the Plan Administrator shall within a reasonable period of time provide a written notice of denial to the Participant. The notice will include the specific reasons for denial, the provisions of the Plan on which the denial is based, and the procedure for a review of the denied claim. Where appropriate, it will also include a description of any additional material or information necessary to complete or perfect the claim and an explanation of why that material or information is necessary. The Participant may request in writing a review of a claim denied by the Plan Administrator and may review pertinent documents and submit issues and comments in writing to the Administrator. The Plan Administrator shall provide to the Participant a written decision upon such request for review of a denied claim. The decision of the Plan Administrator upon such review shall be final.

14. Drafting Errors. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator and all Plan fiduciaries in a fashion consistent with its intent, as determined in the sole and exclusive judgment of the Plan Administrator. The Plan Administrator shall amend the Plan retroactively to cure any such ambiguity.

Section VI:       Miscellaneous Provisions

1. No Employment Rights. Nothing in this Plan shall be construed to provide any employee with a guarantee of employment and does not supersede the Company's policy of at will employment.

2. Governing Law. The Plan and the rights of all persons under the Plan shall be construed in accordance with and under applicable provisions of ERISA, and the regulations thereunder, and the laws of the Commonwealth of Massachusetts (without regard to conflict of laws provisions) to the extent not preempted by federal law.

3. No Limitation Upon Rights of Company. The Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes of its capital or business structure; to merge or consolidate; to dissolve or liquidate; or to sell or transfer all or any part of its business or assets.

4. Entire Agreement. This Plan is a consolidation, amendment, and restatement of, and supersedes any and all severance plans or separation policies applying to employees which may have been in effect throughout the Company prior to the effective date of this Plan, with the exception of retention or other written agreements applicable to individual executives.

5. Successor and Assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company's obligations under the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

6. Severability. In case any one or more of the provisions of this Plan (or part thereof) shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions hereof, and this Plan shall be construed as if such invalid, illegal or unenforceable provisions (or part thereof) never had been contained herein.

7. Non-Assignability. No right or interest of any Participant shall be assignable or transferable in whole or in part either directly or by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge or bankruptcy, provided, however, that this provision shall not be applicable in the case of obligations of a Participant to the Company.

8. Amendment or Termination. The Company reserves the right to modify, amend or terminate the Plan in whole or in part at any time. Such amendment, modification or termination shall be effected by a written instrument executed by an authorized officer of the Company. However, (a) no such modification, amendment or termination shall be effective as to any
     Participant during the two year period following a Change in Control without the prior consent of such Participant and (b) in no event shall such amendment, modification or termination reduce or diminish any severance benefits owing under the Plan for terminations of employment prior to the date of such amendment or termination without the consent of the Participant to whom the benefits are owed.